Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the First Quarter, 2009
- First Quarter of 2009 loss includes $9.1million non-cash impairment of goodwill —
- BankAtlantic’s pre-tax core operating earnings (1) increased 70%
for the first quarter 2009 compared to the fourth quarter of 2008 —
- BankAtlantic’s regulatory capital ratios improved during the quarter and continue to exceed all regulatory ‘well-capitalized’ thresholds -
     FORT LAUDERDALE, Florida — April 22, 2009 —BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss of ($42.4) million, or ($3.78) per diluted share for the quarter ended March 31, 2009, including a non-cash goodwill impairment charge of $9.1 million at BankAtlantic, as discussed further below. While reflected in the first quarter’s reported loss, the non-cash goodwill impairment has no impact on ongoing operations and does not affect BankAtlantic’s regulatory capital, well-capitalized status, cash or liquidity.
     Excluding the goodwill impairment, BankAtlantic Bancorp’s net loss for the first quarter of 2009 was ($33.3) million or ($2.96) per diluted share.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “We are working diligently in this extremely difficult economic environment to manage our business with a strategy focused on three fundamental principles: managing credit, improving core operating earnings, and maintaining appropriate capital levels.
     “The first component of our strategy is managing credit losses. The credit quality of our loans has been adversely impacted by the unprecedented systemic declines in the national economy and in particular the Florida real estate market. While we are disappointed with continuing losses and charge-offs, economic conditions are largely out of our control and there is no magic fix. We are working conscientiously to mitigate short term risks but significant improvement will likely be possible only as the overall economy and real estate markets recover.

(1)	Core operating earnings is defined as pretax earnings before provision for loan losses, tax certificate provisions, debt redemption costs and impairment, restructuring and exit activities.

     “The second component is improvement of core earnings, a component largely within our control. We are pleased with the improvement in core operating earnings (defined as pretax earnings before provision for loan losses, tax certificate provisions, debt redemption costs and impairment, restructuring and exit activities). BankAtlantic’s pre-tax core operating earnings increased 69.6% to $16.2 million for the first quarter of 2009 compared to the fourth quarter of 2008 and improved 10.0% compared to the first quarter of 2008. Further, our expense reduction initiatives have continued to yield positive returns. Core expenses (defined as total non-interest expense excluding provision for tax certificates, impairment, restructuring and exit activities and costs associated with debt redemption) declined in the first quarter of 2009 to $58.4 million, or a 15.1% improvement over core expenses of $68.8 million for the first quarter of 2008 and $66.1 million for the fourth quarter of 2008.
     “The third component of our strategy is maintaining appropriate capital levels. BankAtlantic’s regulatory capital ratios increased from the fourth quarter of 2008. At March 31, 2009, Core, Tier I and Total Capital ratios were 6.97%, 10.01% and 11.86%, respectively — all well in excess of the regulatory defined well-capitalized thresholds of 5.0%, 6.0% and 10.0%, and essentially unchanged during 2008. Additionally, BankAtlantic’s ratio of tangible common equity to tangible assets (“TCE”) was 7.1% at March 31, 2009, up from 6.8% at December 31, 2008.
     “BankAtlantic’s lending practices have never included subprime, option-arm or negative amortization products, and its investment portfolio does not include credit default swaps, collateralized debt obligations (CDO’s), structured investment vehicles (SIV’s), Auction Rate Securities, or Fannie Mae or Freddie Mac equity. The goal of our strategy is to provide stability at the Bank through the short-term and position the Company for sustainable profitability in the long term. Ultimately, while the overall economic landscape continues to change, BankAtlantic remains ready to serve Florida’s residents and businesses as it has for over a half century,” concluded Alan B. Levan.

BankAtlantic Performance:
     Deposits and Liquidity— BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “BankAtlantic’s deposit base continues to be a durable, growing funding source. Of our $4.1 billion in total deposits at March 31, 2009, 68% is comprised of non-CD balances, with an average cost of non-CD deposits and total deposits for the first quarter of 2009 of 0.41% and 1.32%, respectively. In the current economic environment, we believe our low-cost deposit base is a differentiating strength of our franchise.
     “BankAtlantic had a strong quarter in deposit growth. Core deposits (demand, NOW and savings accounts) at March 31, 2009 increased approximately $187.5 million, representing an 8.7% increase from December 31, 2008. Total deposits at March 31, 2009 increased approximately $126.9 million, representing a 3.2% increase from December 31, 2008. During the first quarter of 2009, BankAtlantic reduced its borrowings from the fourth quarter of 2008 by $343.0 million, or 26.4%, and reduced its ratio of total borrowings to deposits plus borrowings to 19.1% compared to 24.9% at December 31, 2008 and 28.7% at March 31, 2008. Further, BankAtlantic’s brokered deposit balances represented only 4.9% of assets, an additional area of strength in our overall funding mix.
     Net Income — “BankAtlantic’s pre-tax loss before the goodwill impairment was ($31.5) million for the first quarter of 2009, compared to a net loss of ($28.0) million for the first quarter of 2008. “Pre-tax core operating earnings for the first quarter of 2009 (as defined above) improved to $16.2 million from $9.6 million reported for the fourth quarter of 2008 and $14.8 million reported for the first quarter of 2008. Loan loss and tax certificate provisions, goodwill impairment, debt redemption costs, impairment, restructuring and exit activity expenses, which are not included in core operating earnings, were ($56.8) million for the first quarter of 2009, ($88.6) million for the fourth quarter of 2008, and ($42.7) million for the first quarter of 2008.
     Net Interest Margin— “Net interest income for the first quarter of 2009 was $41.8 million compared to $48.0 million in the first quarter of 2008, and $44.5 million during the fourth quarter of 2008. Approximately $5.6 million, or 42 basis points, of the decline was related to lower average earning assets, which decreased $377.7 million from the comparable 2008 period, resulting primarily from scheduled loan payments and pay downs, and sales of investment securities. Additionally, the incremental impact of additional non-accrual loans during the first quarter of 2009 was approximately $571,000, or 4 basis points. Mostly as a result of these factors, the net interest margin during the first quarter of 2009 was 3.14% versus 3.37% during the first quarter of 2008, and 3.29% during the fourth quarter of 2008. Concurrently, the net interest spread was relatively stable at 2.82% in the first quarter of 2009 compared to a net interest spread of 2.86% in the first quarter of 2008, reflecting management’s focus on loan and deposit pricing despite a significantly lower interest rate environment and highly competitive deposit pricing pressures.

     Non-interest income — “This source of revenue continues to be a stable revenue stream for BankAtlantic. Total non-interest income was 44.0% of total revenue for the first quarter of 2009 compared to 42.6% for the comparable 2008 period. Total non-interest income for the first quarter of 2009 was $32.9 million compared to $35.6 million for the comparable 2008 period. Included in first quarter 2009 non-interest income was $4.3 million in securities gains related to the sale of approximately $150 million in mortgage backed securities, the proceeds of which were used to reduce borrowings.
     Non-interest expense — “Expense reduction initiatives have continued to result in savings as core expenses (as defined above) in the first quarter of 2009 were $58.4 million, or a 15.1% improvement over the first quarter of 2008 core expenses of $68.8 million, and core expenses of $66.1 million during the fourth quarter of 2008. Expenses not included in core expenses consisted of the following:
•	“Goodwill impairment of $9.1 million in the first quarter of 2009 compared to none in the comparable 2008 period. The non-cash impairment is a reflection of the impact of current economic conditions and the further decline in the Company’s stock price during the first quarter 2009. During the fourth quarter 2008, BankAtlantic recorded a $48.3 million goodwill impairment. The goodwill impairment in the fourth quarter of 2008, like the impairment this quarter, had no impact on operations and did not affect BankAtlantic’s regulatory capital, well-capitalized status, cash or liquidity. BankAtlantic’s remaining goodwill at March 31, 2009 was $13.1 million.

•	“Impairment, restructuring and exit charges of $2.1 million in the first quarter of 2009 compared to a recovery of ($0.1) million in the comparable 2008 period. The charges in the 2009 quarter primarily related to severance incurred during March 2009 as BankAtlantic implemented further cost cuts and reduced its workforce as part of its expense initiatives.

•	“Tax certificate provision expense of $1.5 million in the first quarter of 2009 compared to a recovery of ($0.1) million in the comparable 2008 period. The increased provision in the 2009 quarter primarily related to certain out of state tax certificates held in distressed markets.

•	“Costs associated with debt redemption of $0.6 million in the first quarter of 2009 compared to none in the comparable 2008 period. These costs were associated with the prepayment of certain FHLB borrowings, which we anticipate will have the effect of improving net interest income in 2009.
Credit Risk Management:
     Credit — “The provision for loan losses in the first quarter of 2009 was $43.5 million, as BankAtlantic’s allowance for loan losses increased to $146.6 million at March 31, 2009, representing 3.41% of total loans, compared to 1.86% at March 31, 2008. The allowance increases were related primarily to our Commercial Real Estate loan portfolio, where we experienced increased non-accrual loans, and our Consumer Home Equity and Residential Real Estate portfolios, as the levels of delinquencies and charge-offs in those portfolios increased. Total non-accrual loans increased approximately $63.4 million in the first quarter of 2009, including a net increase of approximately $42.6 million in commercial real estate non-accrual loans and a net increase of approximately $10.9 million in residential real estate non-accrual loans. BankAtlantic experienced first quarter net charge-offs of $22.5 million, compared to net charge-offs of $47.1 million in the first quarter of 2008, and net charge-offs of $12.6 million during the fourth quarter of 2008, with first quarter 2009 net charge-offs of $10.2 million in the Consumer Loan portfolio, $5.3 million in the Commercial Real Estate loan portfolio, $4.3 million in the Residential Real Estate loan portfolio, and $2.7 million in the Small Business loan portfolio.

     Commercial Real Estate Loans — “We continued to experience losses in our commercial real estate portfolio as the economic environment continued to impact our borrowers. At March 31, 2009, BankAtlantic’s Commercial Real Estate loan portfolio totaled $1.2 billion, including the following:
     “Commercial residential land acquisition, development and construction loans:
•	Builder land bank loans: Consisted of 7 loans aggregating $61.9 million, including 4 loans aggregating $40.2 million on non-accrual at March 31, 2009.

•	Land acquisition and development loans: Consisted of 31 loans aggregating $197.9 million, including 9 loans aggregating $65.1 million on non-accrual at March 31, 2009.

•	Land acquisition, development and construction loans: Consisted of 9 loans aggregating $26.4 million, including 2 loans aggregating $11.6 million on non-accrual at March 31, 2009.
     “Commercial land loans: Consisted of 29 loans aggregating $111.3 million, including 6 loans aggregating $41.0 million on nonaccrual at March 31, 2009.
     “All other Commercial real estate loans: Portfolio of $820.9 million, including 12 loans aggregating $46.7 million on nonaccrual at March 31, 2009.
     Purchased Residential Loans— “Our Purchased Residential loan portfolio was $1.8 billion at March 31, 2009, representing 41.9% of the Bank’s total loans. This portfolio consists of approximately 6,099 first mortgage loans secured by properties throughout the United States. Delinquencies, excluding non-accrual loans, at March 31, 2009 were 1.38%, and non-accruals totaled $42.5 million. The increase in delinquencies and non-accrual balances reflects the state of the national economy. However, it is important to note that the portfolio is geographically diverse, the weighted average FICO score of borrowers in this portfolio was 741 at the time of origination and the original back end debt ratio was a weighted average of 33.5%. The updated weighted average loan-to-value of the loans in this portfolio is approximately 75%. Standard products in this portfolio have never included purchased or originated subprime, negative amortizing, option-arm or ‘pick-a-payment’ loans. Delinquency trends in the portfolio, however, are expected to continue to mirror the broader economy and unemployment trends.
     Consumer Loans — “Our Consumer Loan portfolio had an outstanding balance of $732.0 million at March 31, 2009, with home equity loans representing 97% of this portfolio. All of our home equity loans were originated by us in our local markets with central underwriting. Approximately 24% of this portfolio is secured by first mortgages. Delinquencies, excluding non-accrual loans, at March 31, 2009 were 1.71%, and nonaccrual loans totaled $8.0 million. We continue to work diligently with borrowers experiencing difficulties and regularly evaluate our consumer loan available commitments in an effort to reduce our overall exposure where appropriate. We believe delinquency and charge-off trends in this portfolio will mirror the Florida economy and unemployment trends.”

BankAtlantic Bancorp:
     Alan B. Levan further commented “As previously announced, during the first quarter 2009, BankAtlantic Bancorp elected to defer regularly scheduled interest payments on its outstanding junior subordinated debentures relating to its outstanding trust preferred securities (“Securities”). The terms of the Securities and the trust documents allow deferral of payments of interest for up to 20 consecutive quarterly periods without default or penalty. During the deferral period, we will not pay dividends on or repurchase our common stock. We can end the deferral at any time at our election. We believe this deferral of interest was a prudent step in view of the extraordinary economic environment, enabling us to preserve and manage cash, and enhance our flexibility to support the capital needs of BankAtlantic, as necessary. During the first quarter 2009, BankAtlantic Bancorp contributed $25.0 million in capital to BankAtlantic.
     “During March 2009, BankAtlantic Bancorp received 250,233 shares of Stifel Financial stock as a contingent earn-out payment from the sale of Ryan Beck. This stock was sold in March 2009 for $8.7 million, reflecting a gain of approximately $120,000. At March 31, 2009, BankAtlantic Bancorp had $23.1 million in cash and investments.
     Asset Workout Subsidiary — “As previously discussed, during the first quarter of 2008, BankAtlantic Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets will have no impact on BankAtlantic’s operations or capital, but will be included in BankAtlantic Bancorp’s consolidated results. These assets, as with all other assets and liabilities of BankAtlantic Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.

     “The loans held by the workout subsidiary totaled $76.6 million with specific loan reserves of $11.8 million at March 31, 2009, compared to balances of $101.5 million with specific loan reserves of $6.4 million at March 31, 2008. The declines from the comparable quarter are a result of pay-downs, pay-offs, and charge-offs. During the first quarter of 2009, BankAtlantic Bancorp received payments of $4.3 million on these loans, and these loans were written-down by $0.7 million based primarily on more current valuations. The breakdown of the non-accrual loans held by the Company’s asset workout subsidiary at March 31, 2009 was as follows:
     “Builder land bank loans: Comprised of 4 loans aggregating $22.0 million.
     “Land acquisition and development loans: Comprised of 4 loans aggregating $16.7 million.
     “Land acquisition, development and construction loans: Comprised of 8 loans aggregating $25.7 million.
     “Other Commercial real estate loans: Comprised of 3 loans aggregating $4.3 million.
     “Commercial business loans: Comprised of 3 loans aggregating $5.6 million.
     Discontinued Operations — “BankAtlantic Bancorp recorded $4.2 million in discontinued operations net income in the first quarter of 2009 related to the contingent earn-out payment received in connection with the 2007 first quarter sale of Ryan Beck. The final earn-out period ended on February 28, 2009,” concluded Alan B. Levan.
Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com.
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials,” “Supplemental Financials” or “Financial Information” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.
Financial Highlights:
First Quarter, 2009 Compared to First Quarter, 2008
BankAtlantic Bancorp — consolidated:
•	Loss from continuing operations excluding non-cash goodwill impairment was ($37.5) million versus ($24.6) million; goodwill impairment was $9.1 million in the first quarter 2009 versus none in the first quarter 2008

•	Diluted loss per share from continuing operations excluding the non-cash goodwill impairment was ($3.34) versus ($2.19)

BankAtlantic:
•	Total assets of $5.5 billion versus $6.2 billion, a decline of $723.4 million or 11.6%

•	Core deposits of $2.3 billion versus $2.4 billion, a decline of $71.2 million or 3.0%

•	Total deposits of $4.1 billion versus $4.0 billion, an increase of $57.7 or 1.4%

•	Total borrowings of $957.9 million versus $1.6 billion, a decrease of $653.6 million or 40.6%

•	Core, Tier 1 and Total Capital ratios of 6.97%, 10.01%, and 11.86% versus 6.87%, 10.04% and 11.83%

•	Excluding the $9.1 million non-cash goodwill impairment in the first quarter 2009, pre-tax loss of ($31.5) million versus ($28.0) million

•	Pre-tax core operating earnings of $16.2 million versus $14.8 million; pre-tax operating earnings excludes the impact of provision for loan and tax certificate losses, impairments, debt redemption costs, restructuring and exit activities of ($56.8) million for the 2009 quarter (including $9.1 million of goodwill impairment) and ($42.7) million for the 2008 quarter

•	Net interest margin of 3.14% versus 3.37%

•	Non-interest income of $32.9 million versus $35.6 million

•	Non-interest expense of $58.4 million versus $68.8 million, an improvement of 15.1%, before the impairment, debt redemption cost, provision for tax certificates, restructuring and exit activity charges of ($13.3) million in 2009 and a recovery of $0.2 million in 2008
First Quarter, 2009 Compared to Fourth Quarter, 2008
BankAtlantic Bancorp — consolidated:
•	Loss from continuing operations excluding non-cash goodwill impairment and deferred tax asset valuation allowance was ($37.5) million versus ($34.7) million; goodwill impairment was $9.1 million in the first quarter 2009 versus $48.3 million in the fourth quarter 2008, deferred tax asset valuation allowance was $81.3 million in the fourth quarter 2008

•	Diluted loss per share from continuing operations excluding the non-cash goodwill impairment and deferred tax asset valuation allowance was ($3.34) versus ($3.09)

BankAtlantic:
•	Total assets of $5.5 billion versus $5.7 billion, a decline of $225.1million or 3.9%

•	Core deposits of $2.3 billion versus $2.2 billion, an increase of $187.5 million or 8.7%

•	Total deposits of $4.1 billion versus $3.9 billion, an increase of $126.9 million or 3.2%

•	Total borrowings of $957.9 million versus $1.3 billion, a decrease of $343.0 million or 26.4%

•	Core, Tier 1 and Total Capital ratios of 6.97%, 10.01%, and 11.86% versus 6.80%, 9.80% and 11.63%

•	Excluding the $9.1million non-cash goodwill impairment, pre-tax loss of ($31.5) million versus ($30.7) million; first quarter of 2009 and fourth quarter of 2008 included non-cash goodwill impairment of $9.1 million and $48.3 million, respectively

•	Pre-tax core operating earnings of $16.2 million versus $9.6 million; pre-tax operating earnings excludes the impact of provision for loan and tax certificate losses, impairments, debt redemption costs, restructuring and exit activities of ($56.8) million for the 2009 quarter (including $9.1 million of non-cash goodwill impairment) and ($88.6) million for the 2008 quarter (including $48.3 million of non-cash goodwill impairment)

•	Tax equivalent net interest margin of 3.14% versus 3.29%

•	Non-interest income of $32.9 million versus $31.1 million

•	Non-interest expense of $58.4 million versus $66.1 million, an improvement of 11.6% before the impairment, debt redemption cost, provision for tax certificates, restructuring and exit activity charges of ($13.3) million in 2009 and $56.8 million in 2008
Detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com.
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials”, “Supplemental Financials” or “Financial Information” navigation links.
Additionally, copies of BankAtlantic Bancorp’s first quarter 2009 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, April 23, 2009, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 95528000.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Thursday, May 7, 2009. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 95528000.
Webcast Information:
Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=57993. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Thursday, May 7, 2009.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com, and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
Public Relations for BankAtlantic:
Rbb Public Relations
Sandra Fine
Telephone: 305-567-0535, Fax: 305-448-5027
Email: sandra.fine@rbbpr.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of a continued or deepening recession and increased unemployment on our business generally, our well capitalized regulatory capital ratios, as well as the ability of our borrowers to service their obligations and of our customers to maintain account balances; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other

Commercial real estate loans, and Commercial business loans; and conditions specifically in those market sectors; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations; BankAtlantic’s seven-day banking initiatives and other initiatives not resulting in continued growth of core deposits or increasing average balances of new deposit accounts or producing results which do not justify their costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; and the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance, actual or estimated new account openings and growth may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For the Three Months Ended
		3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Earnings (in thousands):
Net loss from continuing operations		$(46,611)	(164,335)	(10,982)	(19,363)	(24,564)
Net loss		$(42,410)	(153,770)	(6,063)	(19,363)	(23,443)
Pre-tax core operating earnings	(note 1)	$10,953	(2,111)	16,323	22,615	3,056

Average Common Shares Outstanding (in thousands):
Basic		11,234	11,231	11,228	11,223	11,219
Diluted		11,234	11,231	11,228	11,223	11,219

Key Performance Ratios
Basic loss per share from continuing operations		$(4.15)	(14.63)	(0.98)	(1.73)	(2.19)
Diluted loss per share from continuing operations		$(4.15)	(14.63)	(0.98)	(1.73)	(2.19)
Basic loss per share		$(3.78)	(13.69)	(0.54)	(1.73)	(2.09)
Diluted loss per share		$(3.78)	(13.69)	(0.54)	(1.73)	(2.09)
Return on average tangible assets from continuing operations	(note 2)%	(3.24)	(10.96)	(0.69)	(1.26)	(1.57)
Return on average tangible equity from continuing operations	(note 2)%	(81.46)	(192.00)	(12.76)	(21.63)	(25.73)

Average Balance Sheet Data (in millions):
Assets		$5,775	6,073	6,397	6,235	6,350
Tangible assets	(note 2)	$5,749	5,999	6,322	6,160	6,274
Loans		$4,435	4,482	4,544	4,571	4,642
Investments		$947	1,054	1,347	1,138	1,191
Deposits and escrows		$3,986	3,917	3,935	3,907	3,949
Stockholders’ equity		$250	410	415	435	459
Tangible stockholders’ equity	(note 2)	$229	342	344	358	382

Note:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, impairments, restructuring and exit activites. See reconciliation of pre-tax loss to pre-tax core operating earnings in BankAtlantic Bancorp’s and BankAtlantic’s consolidated statements of operations.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	March 31,	December 31,
(in thousands, except share data)	2009	2008
ASSETS
Cash and cash equivalents	$269,882	158,957
Securities available for sale (at fair value)	520,124	701,845
Investment securities (approximate fair value: $2,375 and $2,503)	2,036	2,036
Tax certificates net of allowance of $7,036 and $6,064	172,641	213,534
Loans receivable, net of allowance for loan losses of $158,397 and $137,257	4,212,536	4,326,651
Federal Home Loan Bank stock, at cost which approximates fair value	48,751	54,607
Real estate held for development and sale	18,383	18,383
Real estate owned	21,763	19,045
Office properties and equipment, net	212,814	216,978
Goodwill and other intangible assets	16,784	26,244
Other assets	75,046	76,277

Total assets	$5,570,760	5,814,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$798,687	741,691
NOW	1,084,744	992,762
Savings	457,991	419,494
Money market	413,777	427,762
Certificates of deposit	1,298,114	1,344,659

Total deposits	4,053,313	3,926,368
Advances from FHLB	817,024	967,028
Securities sold under agreements to repurchase	35,643	46,084
Federal funds purchased and other short term borrowings	62,967	238,339
Subordinated debentures and bonds payable	22,822	22,864
Junior subordinated debentures	297,519	294,195
Other liabilities	74,457	75,711

Total liabilities	5,363,745	5,570,589

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	219,677	218,974
Retained (deficit) earnings	(10,025)	32,667

Total stockholders’ equity before accumulated other comprehensive (loss)	209,765	251,754
Accumulated other comprehensive (loss)	(2,750)	(7,786)

Total stockholders’ equity	207,015	243,968

Total liabilities and stockholders’ equity	$5,570,760	5,814,557

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

		For the Three Months Ended
(in thousands)		3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
INTEREST INCOME:
Interest and fees on loans		$49,678	56,660	60,843	61,583	68,136
Interest on securities available for sale		8,559	9,434	9,966	10,553	10,490
Interest on tax certificates		4,193	4,769	8,893	4,926	3,565
Interest and dividends on investments		179	250	1,482	1,425	1,541

Total interest income		62,609	71,113	81,184	78,487	83,732

INTEREST EXPENSE:
Interest on deposits		12,987	15,610	15,552	14,508	18,593
Interest on advances from FHLB		7,164	10,162	13,401	12,433	14,946
Interest on short-term borrowed funds		172	151	330	725	1,279
Interest on long-term debt		4,538	6,008	5,484	5,220	6,283

Total interest expense		24,861	31,931	34,767	32,886	41,101

NET INTEREST INCOME		37,748	39,182	46,417	45,601	42,631
Provision for loan losses		44,277	38,452	31,214	47,247	42,888

NET INTEREST INCOME AFTER PROVISION		(6,529)	730	15,203	(1,646)	(257)

NON-INTEREST INCOME:
Service charges on deposits		18,685	21,501	23,924	24,466	24,014
Other service charges and fees		7,025	7,096	7,309	7,121	7,433
Securities activities, net		4,440	(3,320)	1,132	8,965	(4,738)
Gain on sales of loans		112	18	42	129	76
Income from unconsolidated subsidiaries		196	282	265	287	1,275
Other		2,651	2,276	2,524	2,908	2,579

Total non-interest income		33,109	27,853	35,196	43,876	30,639

NON-INTEREST EXPENSE:
Employee compensation and benefits		28,806	28,882	31,679	33,181	35,155
Occupancy and equipment		14,911	16,228	15,996	16,172	16,386
Advertising and business promotion		2,832	4,348	3,430	3,662	4,895
Professional fees		3,326	4,622	3,160	2,219	2,760
Check losses		844	1,854	2,094	2,101	2,718
Supplies and postage		1,004	1,294	1,080	1,282	1,006
Telecommunication		698	866	753	1,331	1,502
Cost associated with debt redemption		591	1,236	—	1	1
Provision for tax certificates		1,486	3,641	2,838	924	(117)
Impairment of goodwill		9,124	48,284	—	—	—
Impairment, restructuring and exit activities		2,086	3,620	522	5,952	(65)
Other		7,483	11,052	7,098	6,914	5,792

Total non-interest expense		73,191	125,927	68,650	73,739	70,033

Loss from continuing operations before income taxes		(46,611)	(97,344)	(18,251)	(31,509)	(39,651)
Provision (benefit) for income taxes		—	66,991	(7,269)	(12,146)	(15,087)

Loss from continuing operations		(46,611)	(164,335)	(10,982)	(19,363)	(24,564)
Discontinued operations		4,201	10,565	4,919	—	1,121

Net loss		$(42,410)	(153,770)	(6,063)	(19,363)	(23,443)

Reconciliation of pre-tax loss to pre-tax core operating earnings
Loss from continuing operations before income taxes		$(46,611)	(97,344)	(18,251)	(31,509)	(39,651)
Costs associated with debt redemption		591	1,236	—	1	1
Provision for tax certificates		1,486	3,641	2,838	924	(117)
Impairment of goodwill		9,124	48,284	—	—	—
Impairment, restructuring and exit activities		2,086	3,620	522	5,952	(65)
Provision for loan losses		44,277	38,452	31,214	47,247	42,888

Pre-tax core operating earnings	(note 1)	$10,953	(2,111)	16,323	22,615	3,056

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Loans:
Residential real estate		$1,916,589	1,956,429	2,010,749	2,086,519	2,162,421
Commercial real estate		1,305,809	1,309,670	1,320,678	1,292,627	1,307,236
Consumer		744,371	754,709	755,050	743,123	722,327
Commercial business		146,703	138,598	135,909	129,332	131,770
Small business		321,991	322,417	322,048	319,096	318,588

Total Loans		4,435,463	4,481,823	4,544,434	4,570,697	4,642,342
Investments — taxable		947,219	1,054,126	1,346,852	1,137,831	1,186,441
Investments — tax exempt		—	—	—	—	4,314

Total interest earning assets		5,382,682	5,535,949	5,891,286	5,708,528	5,833,097
Goodwill and core deposit intangibles		25,971	74,166	75,029	75,401	75,718
Other non-interest earning assets		365,847	462,813	430,683	450,999	440,961

Total assets		$5,774,500	6,072,928	6,396,998	6,234,928	6,349,776

Tangible assets	(note 2)	$5,748,530	5,998,762	6,321,969	6,159,527	6,274,058

Deposits:
Demand deposits		$775,982	770,152	812,505	878,864	854,534
Savings		441,278	425,256	471,270	552,094	566,448
NOW		1,047,116	958,389	955,392	941,964	926,381
Money market		421,883	461,253	557,343	617,013	609,062
Certificates of deposit		1,300,056	1,301,953	1,138,615	917,133	992,078

Total deposits		3,986,315	3,917,003	3,935,125	3,907,068	3,948,503
Short-term borrowed funds		253,317	110,080	79,503	148,407	163,124
FHLB advances		903,077	1,258,944	1,598,111	1,389,835	1,423,746
Long-term debt		317,184	319,400	320,283	320,469	320,650

Total borrowings		1,473,578	1,688,424	1,997,897	1,858,711	1,907,520
Other liabilities		65,092	57,852	48,981	34,023	34,673

Total liabilities		5,524,985	5,663,279	5,982,003	5,799,802	5,890,696

Stockholders’ equity		249,515	409,649	414,995	435,126	459,080

Total liabilities and stockholders’ equity		$5,774,500	6,072,928	6,396,998	6,234,928	6,349,776

Other comprehensive income (loss) in stockholders’ equity		(5,347)	(6,874)	(4,184)	1,679	1,496

Tangible stockholders’ equity	(note 2)	$228,892	342,357	344,150	358,046	381,866

Net Interest Margin		2.78%	2.85%	3.16%	3.18%	2.91%

Period End
Total loans, net		$4,212,536	4,326,651	4,405,098	4,442,529	4,483,305
Total assets		5,570,760	5,814,557	6,227,884	6,514,975	6,390,690
Total stockholders’ equity		207,015	243,968	400,233	408,206	433,896
Class A common shares outstanding		10,259,344	10,258,057	10,254,570	10,251,382	10,245,744
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		18.43	21.72	35.64	36.36	38.67
Tangible book value per share		17.18	20.08	29.47	30.02	31.67
High stock price for the quarter		5.67	11.82	15.00	20.75	29.00
Low stock price for the quarter		0.66	2.25	4.05	7.80	16.30
Closing stock price		2.01	5.80	8.20	8.80	19.55

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended
(in thousands)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Net interest income	$41,769	44,525	51,195	49,923	48,005
Provision for loan losses	43,520	31,770	22,924	37,801	42,888

Net interest income after provision for loan losses	(1,751)	12,755	28,271	12,122	5,117

Non-interest income
Service charges on deposits	18,685	21,501	23,924	24,466	24,014
Other service charges and fees	7,025	7,096	7,309	7,121	7,433
Securities activities, net	4,320	93	1	1,960	341
Loss from real estate operations	—	—	—	(281)	—
Gain on sales of loans	112	18	42	129	76
Income from unconsolidated subsidiaries	78	127	122	147	1,113
Other non-interest income	2,645	2,274	2,520	3,186	2,576

Total non-interest income	32,865	31,109	33,918	36,728	35,553

Non-interest expense
Employee compensation and benefits	28,078	29,137	30,353	32,118	34,243
Occupancy and equipment	14,910	16,227	15,993	16,171	16,383
Advertising and business promotion	2,781	4,243	3,388	3,564	4,861
Professional fees	2,944	4,019	2,696	2,004	2,260
Check losses	844	1,854	2,094	2,101	2,718
Supplies and postage	1,000	1,220	1,076	1,281	1,003
Telecommunication	694	860	748	1,326	1,496
Cost associated with debt redemption	591	1,236	—	1	1
Provision for tax certificates	1,486	3,641	2,838	924	(117)
Impairment of goodwill	9,124	48,284	—	—	—
Impairment, restructuring and exit activities	2,086	3,620	522	5,952	(65)
Other	7,165	8,513	7,098	6,895	5,843

Total non-interest expense	71,703	122,854	66,806	72,337	68,626

Loss from bank operations business segment before income taxes	(40,589)	(78,990)	(4,617)	(23,487)	(27,956)
Provision (benefit) for income taxes	—	54,022	(2,525)	(9,428)	(10,975)

Net loss from bank operations business segment	$(40,589)	(133,012)	(2,092)	(14,059)	(16,981)

Reconciliation of pre-tax loss to pre-tax core operating earnings
Loss from bank operations business segment before income taxes	(40,589)	(78,990)	(4,617)	(23,487)	(27,956)
Impairment of goodwill	9,124	48,284	—	—	—
Costs associated with debt redemption	591	1,236	—	1	1
Provision for tax certificates	1,486	3,641	2,838	924	(117)
Impairment, restructuring and exit activities	2,086	3,620	522	5,952	(65)
Provision for loan losses	43,520	31,770	22,924	37,801	42,888

Pre-tax core operating earnings	16,218	9,561	21,667	21,191	14,751

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

(in thousands except percentages		For the Three Months Ended
and per share data)		3/31/2009		12/31/2008	9/30/2008	6/30/2008	3/31/2008
Statistics:
Average earning assets			$5,291,754	5,436,572	5,770,265	5,569,690	5,669,461
Average interest bearing liabilities			$4,414,439	4,571,084	4,839,138	4,610,344	4,712,913
Average tangible assets			$5,648,268	5,881,742	6,187,300	6,002,728	6,085,957
Average tangible equity			$401,665	492,366	486,523	466,141	467,952
Period end borrowings to deposits and borrowings		%	19.12	24.89	29.53	31.61	28.74
Yield on earning assets		%	4.72	5.22	5.61	5.61	5.88
Cost of interest-bearing liabilities		%	1.90	2.30	2.45	2.46	3.02
Interest spread		%	2.82	2.92	3.16	3.15	2.86
Net interest margin		%	3.14	3.29	3.56	3.58	3.37
Performance:
Efficiency ratio		%	96.07	162.43	78.49	83.48	82.13
Pretax Core Operating earnings	(note 1)		16,218	9,561	21,667	21,191	14,751
Core Operating Efficiency ratio	(note 1)%		78.27	87.36	74.54	75.54	82.35
Return on average tangible assets		%	(2.87)	(9.05)	(0.14)	(0.94)	(1.12)
Return on average tangible equity		%	(40.42)	(108.06)	(1.72)	(12.06)	(14.52)
Tangible capital to tangible assets			7.10%	6.83%	7.89%	7.54%	7.56%
Earning assets repricing at period end:
Percent of earning assets that have fixed rates		%	50	49	53	52	53
Percent of earning assets that have variable rates		%	50	51	47	48	47
One year Gap		%	(3)	3	(2)	1	3
Regulatory Capital Ratios at period end
Total risk-based capital		%	11.86	11.63	11.75	11.77	11.83
Tier I risk-based capital		%	10.01	9.80	9.95	9.99	10.04
Core capital		%	6.97	6.80	6.89	6.82	6.87

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
ASSETS
Loans receivable, net	$4,147,713	4,256,741	4,328,467	4,357,541	4,388,334
Investment securities	221,392	268,141	371,181	501,741	237,031
Available for sale securities	518,871	700,250	731,279	755,651	790,570
Goodwill	13,081	22,205	70,489	70,489	70,489
Core deposit intangible asset	3,703	4,039	4,375	4,711	5,047
Other assets	583,843	462,314	607,188	679,015	720,485

Total assets	$5,488,603	5,713,690	6,112,979	6,369,148	6,211,956

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$798,687	741,691	767,179	891,142	912,862
NOW	1,084,744	992,762	938,366	939,714	928,275
Savings	457,991	419,494	432,246	526,303	571,456
Money market	413,777	427,762	494,505	621,899	618,045
Certificates of deposit	1,298,114	1,344,659	1,235,936	955,921	964,976

Total deposits	4,053,313	3,926,368	3,868,232	3,934,979	3,995,614
Advances from Federal Home Loan Bank	817,024	967,028	1,468,032	1,657,036	1,477,040
Short term borrowings	118,077	311,074	127,041	135,200	108,009
Long term debt	22,822	22,864	26,098	26,287	26,467
Other liabilities	72,279	71,643	72,552	65,655	65,351

Total liabilities	5,083,515	5,298,977	5,561,955	5,819,157	5,672,481
Stockholder’s equity	405,088	414,713	551,024	549,991	539,475

Total liabilities and stockholder’s equity	$5,488,603	5,713,690	6,112,979	6,369,148	6,211,956

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2009			March 31, 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,916,589	25,065	5.23%	$2,162,421	29,653	5.49%
Commercial real estate	1,227,700	12,141	3.96	1,302,735	19,514	5.99
Consumer	744,371	5,411	2.91	722,327	10,552	5.84
Commercial business	145,167	1,957	5.39	131,676	2,542	7.72
Small business	321,991	5,033	6.25	318,588	5,875	7.38

Total loans	4,355,818	49,607	4.56	4,637,747	68,136	5.88
Investments	935,936	12,803	5.47	1,031,714	15,222	5.90

Total interest earning assets	5,291,754	62,410	4.72%	5,669,461	83,358	5.88%

Goodwill and core deposit intangibles	25,971			75,718
Other non-interest earning assets	356,514			416,496

Total Assets	$5,674,239			$6,161,675

Deposits:
Savings	$441,278	500	0.46%	$566,448	2,018	1.43%
NOW	1,047,116	1,413	0.55	926,381	2,683	1.16
Money market	421,883	773	0.74	609,062	3,158	2.09
Certificates of deposit	1,300,056	10,301	3.21	992,078	10,734	4.35

Total interest bearing deposits	3,210,333	12,987	1.64	3,093,969	18,593	2.42

Short-term borrowed funds	278,209	182	0.27	168,742	1,325	3.16
Advances from FHLB	903,077	7,164	3.22	1,423,746	14,946	4.22
Long-term debt	22,820	308	5.47	26,456	489	7.43

Total interest bearing liabilities	4,414,439	20,641	1.90	4,712,913	35,353	3.02
Demand deposits	775,977			854,761
Non-interest bearing other liabilities	61,523			48,823

Total Liabilities	5,251,939			5,616,497
Stockholder’s equity	422,300			545,178

Total liabilities and stockholder’s equity	$5,674,239			$6,161,675

Net interest income/ net interest spread		41,769	2.82%		48,005	2.86%

Margin
Interest income/interest earning assets			4.72%			5.88%
Interest expense/interest earning assets			1.58			2.51

Net interest margin			3.14%			3.37%

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

	For the Three Months Ended
(in thousands)	3/31/2009		12/31/2008	9/30/2008	6/30/2008	3/31/2008
Allowance for Loan Losses

Beginning balance		$125,572	106,435	98,424	83,396	94,020

Charge-offs:
Residential real estate		(4,588)	(2,088)	(1,077)	(1,027)	(624)
Commercial real estate		(5,565)	—	(4,965)	(14,501)	(40,591)
Commercial business		—	—	—	—	—
Consumer		(10,321)	(9,197)	(7,684)	(7,225)	(4,836)
Small business		(2,771)	(1,755)	(1,471)	(464)	(1,196)

Total charge-offs		(23,245)	(13,040)	(15,197)	(23,217)	(47,247)

Recoveries:
Residential real estate		323	130	75	192	—
Commercial real estate		278	—	—	—	—
Commercial business		1	3	9	3	26
Consumer		95	163	63	130	88
Small business		95	111	137	119	61

Total recoveries		792	407	284	444	175

Net charge-offs		(22,453)	(12,633)	(14,913)	(22,773)	(47,072)
Transfer specific reserves to Parent		—	—	—	—	(6,440)
Provision for loan losses		43,520	31,770	22,924	37,801	42,888

Ending balance		$146,639	125,572	106,435	98,424	83,396

Annualized net charge-offs to average loans	%	2.06	1.15	1.34	2.04	4.06

	As of
	3/31/2009		12/31/2008	9/30/2008	6/30/2008	3/31/2008
Credit Quality
Nonaccrual loans
Commercial real estate		$204,560	161,947	56,419	54,033	35,381
Consumer		7,984	6,763	5,867	4,495	4,374
Small business		7,383	4,644	3,911	1,165	893
Residential		45,630	34,734	23,545	18,208	15,142
Commercial business		5,887	—	—	—	—

Total Nonaccrual loans		271,444	208,088	89,742	77,901	55,790
Nonaccrual tax certificates		1,298	1,441	2,317	2,309	2,013
Real estate owned		21,763	19,045	20,054	20,298	19,784
Other repossessed assets		—	—	—	—	—

Total nonperforming assets		294,505	228,574	112,113	100,508	77,587

Nonperforming assets to total loans and other assets	%	6.55	4.95	2.36	2.05	1.67
Allowance for loan losses to total loans	%	3.41	2.87	2.40	2.21	1.86
Provision to average loans	%	4.00	2.89	2.06	3.38	3.70
Allowance to nonaccrual loans	%	54.02	60.35	118.60	126.34	149.48
Nonperforming loans to total loans	%	6.32	4.75	2.02	1.75	1.25

Bank Operations Business Segment
Delinquencies, Excluding Non-Accrual Loans, at Period-End (BankAtlantic):

	Loan Principal
(in thousands)	3/31/2009	3/31/2009		12/31/2008		9/30/2008		6/30/2008	3/31/2008
Commercial Real Estate	$1,218,448%	2.39	*	1.34	*	0.41	*	0.42	1.97
Consumer	723,114%	1.71		1.60		1.17		1.54	1.14
Small Business	317,364%	2.11		1.31		0.95		0.93	0.49
Residential	1,874,302%	1.46	**	1.04		0.79		0.47	0.53
Commercial Business	146,534%	0.13		—		—		—	—

Total BankAtlantic	$4,279,762%	1.77	*	1.20	*	0.73	*	0.65	0.98

*	Excludes $19.6 million, $58.5 million and $26 million of Commercial Real Estate loans at March 31, 2009, December 31, 2008 and September 30, 2008, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 3.99%, 6.12% and 2.52% and total BankAtlantic delinquencies would have been 2.23%, 2.54% and 1.31% at March 31, 2009, December 31, 2008 and September 30, 2008, respectively.

**	Includes $1.8 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.38% as of March 31, 2009.
Bank Operations Business Segment
First Quarter Loan Provision & Allowance for Loan Losses:

		Allowance	% of Reserves
	1Q 2009	for Loan	to Total
($ in thousands)	Loan Provision	Losses	Loans
Commercial Real Estate	$9,060	79,622	6.53%
Consumer	20,226	42,382	5.86
Small Business	4,001	9,458	2.98
Residential	10,234	12,003	0.67
Commercial Business	(1)	3,174	3.96

Total BankAtlantic	$43,520	146,639	3.41%

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended
(in thousands)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Net interest expense	$(4,021)	(5,343)	(4,778)	(4,324)	(5,374)
Provision for loan losses	757	6,682	8,290	9,446	—

Net interest income after provision for loan losses	(4,778)	(12,025)	(13,068)	(13,770)	(5,374)

Non-interest income
Income from unconsolidated subsidiaries	118	155	143	140	162
Securities activities, net	120	(3,413)	1,131	7,005	(5,079)
Other	222	287	202	269	271

Non-interest income	460	(2,971)	1,476	7,414	(4,646)

Non-interest expense
Employee compensation and benefits	728	(255)	1,326	1,063	912
Advertising and business promotion	51	105	42	98	34
Professional fees	382	603	464	215	500
Other	543	2,905	210	290	229

Non-interest expense	1,704	3,358	2,042	1,666	1,675

Loss from parent company activities before income taxes	(6,022)	(18,354)	(13,634)	(8,022)	(11,695)
Provision (benefit) for income taxes	—	12,969	(4,744)	(2,718)	(4,112)

Net loss from parent company business segment	$(6,022)	(31,323)	(8,890)	(5,304)	(7,583)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
ASSETS
Cash	$19,860	37,116	41,031	17,261	27,624
Securities	3,289	3,631	5,727	18,664	28,864
Investment in subsidiaries	472,272	484,723	634,266	638,679	634,447
Investment in unconsolidated subsidiaries	8,937	8,820	8,820	8,820	8,820
Other assets	2,353	7,943	9,482	21,006	30,672

Total assets	$506,711	542,233	699,326	704,430	730,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$297,519	294,195	294,195	294,195	294,195
Other liabilities	2,177	4,070	4,898	2,029	2,336

Total liabilities	299,696	298,265	299,093	296,224	296,531

Stockholders’ equity	207,015	243,968	400,233	408,206	433,896

Total liabilities and stockholders’ equity	$506,711	542,233	699,326	704,430	730,427

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality
Parent Company and Work-out Subsidiary

	For the Three Months Ended
(in thousands)	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Allowance for Loan Losses

Beginning balance	$11,685	7,702	7,702	6,440	—
Charge-offs	(684)	(2,699)	(8,290)	(8,184)	—
Specific reserves transfer from BankAtlantic	—	—	—	—	6,440
Provision for loan losses	757	6,682	8,290	9,446	—

Ending balance	$11,758	11,685	7,702	7,702	6,440

	As of
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Credit Quality
Nonaccrual loans	$74,321	79,327	82,059	90,412	101,493
Specific reserves	(11,758)	(11,685)	(7,702)	(7,702)	(6,440)

Nonaccrual loans, net	$62,563	67,642	74,357	82,710	95,053

Consolidated BankAtlantic Bancorp and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

	As of
(in thousands)	3/31/2009		12/31/2008	9/30/2008	6/30/2008	3/31/2008
Nonaccrual loans:
BankAtlantic		$271,444	208,088	89,742	77,901	55,790
Parent- Work out Sub		74,321	79,327	82,059	90,412	101,493

Consolidated nonaccrual loans		$345,765	287,415	171,801	168,313	157,283

Net Charge-offs:
BankAtlantic		$(22,453)	(12,633)	(14,913)	(22,773)	(47,072)
Parent- Work out Sub		(684)	(2,699)	(8,290)	(8,184)	—

Consolidated charge-offs		$(23,137)	(15,332)	(23,203)	(30,957)	(47,072)

Loan Provision:
BankAtlantic		$43,520	31,770	22,924	37,801	42,888
Parent- Work out Sub		757	6,682	8,290	9,446	—

Consolidated loan provision		$44,277	38,452	31,214	47,247	42,888

Allowance for Loan Loss:
BankAtlantic		$146,639	125,572	106,435	98,424	83,396
Parent- Work out Sub		$11,758	11,685	7,702	7,702	6,440

Consolidated allowance for loan loss		158,397	137,257	114,137	106,126	89,836

Nonperforming Assets:
BankAtlantic		$294,505	228,574	112,113	100,508	77,587
Parent- Work out Sub		74,321	79,327	82,059	90,412	101,493

Consolidated nonperforming assets		$368,826	307,901	194,172	190,920	179,080

Consolidated Credit Quality Statistics
Nonperforming assets, gross to total loans and other assets	%	8.07	6.55	4.01	3.83	3.77
Allowance for loan losses to total loans	%	3.62	3.07	2.53	2.33	1.96
Provision to average loans	%	3.99	3.43	2.75	4.13	3.70
Allowance to nonaccrual loans	%	45.81	47.76	66.44	63.05	57.12